                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ]   Preliminary Proxy Statement
         [X]   Definitive Proxy Statement
         [ ]   Definitive Additional Materials
         [ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               THINKPATH.COM INC.
                ------------------------------------------------
                (Name of Registrant as specified in its charter)



      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required
         [ ] $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies:
                  (2) Aggregate number of securities to which transaction
                      applies:
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ______ (A)
                  (4) Proposed maximum aggregate value of transaction:
                  (5) Total fee paid:

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any of the fee is offset as provided by Exchange Act
             Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid:
                  (2) Form, Schedule or Registration Statement No.:
                  (3) Filing Party:
                  (4) Date Filed:

                               THINKPATH.COM INC.
                         55 University Avenue, Suite 505
                            Toronto, Ontario M5J 2H7

                                  -------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 6, 2001

TO THE SHAREHOLDERS OF THINKPATH.COM INC.:

         NOTICE IS HEREBY GIVEN, that the Annual Meeting (the "Meeting") of shareholders of Thinkpath.com Inc. (the "Company") will be held at 10:00 A.M. on June 6, 2001 at the Company's executive offices located at 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7, for the following purposes:

1.       To elect the Board of Directors of the Company for the ensuing year;

2. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year;

3. To ratify the adoption of the Company's 2001 Stock Option Plan, a copy being attached hereto as Exhibit A;

4. To vote upon the proposal to change the corporate name of the Company from Thinkpath.com Inc. to Thinkpath Inc., the text of such resolution being attached hereto as Exhibit B;

5. To vote upon the proposal to amend the Company's Articles of Organization to increase the authorized number of the shares of the Company's common stock from 15,000,000 to 30,000,000 shares, the text of such resolution being attached hereto as Exhibit B;

6. To vote upon the ratification of the issuance of more than 2,712,979 shares of the Company's common stock, if necessary, upon: (i) the conversion of the Company's Series C 7% Convertible Preferred Stock; and (ii) the exercise of warrants, which represents an issuance of more than 20% of the issued and outstanding shares of the Company's common stock as of April 24, 2001, the closing date of the Company's April 2001 private placement offering, and therefore requires shareholder approval under Rule 4460 of the National Association of Securities Dealers, Inc.;

7. To vote upon the ratification of the issuance of more than 2,760,979 shares of the Company's common stock, if necessary, upon the issuance of shares of the Company's common stock and/or warrants pursuant to a contemplated equity line of credit, which shares and/or warrants will be issued at a discount of up to 20% to the then prevailing market price of the Company's common stock, which represents an issuance of more than 20% of the issued and outstanding shares of the Company's common stock as of May 11, 2001, and therefore requires shareholder approval under Rule 4460 of the National Association of Securities Dealers, Inc.; and


8. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

         Shareholders of record at the close of business on May 11, 2001 are entitled to notice of and to vote at the Meeting.

         In order to ensure a quorum, it is important that the shareholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If a shareholder attends the Meeting and prefers to vote in person, such shareholder can revoke such shareholder's proxy.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

By Order of the Board of Directors, May 21, 2001
/s/ Declan A. French
Chairman of the Board of Directors

                               THINKPATH.COM INC.

                         55 University Avenue, Suite 505
                            Toronto, Ontario M5J 2H7

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 6, 2001

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Thinkpath.com Inc. (the "Company"), for use at the Annual Meeting (the "Meeting") of shareholders of the Company to be held on June 6, 2001 at 10:00 A.M. at the Company's executive offices located at 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7 and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of Proxy have been first sent to the shareholders on or about May 23, 2001.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the shareholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

         Please note that all references to dollar amounts in this Proxy, unless otherwise indicated, are to United States dollars.


                             OWNERSHIP OF SECURITIES

         Only shareholders of record at the close of business on May 11, 2001, the date fixed by the Board of Directors in accordance with the Company's By-Laws (the "Record Date"), are entitled to vote at the Meeting. As of the Record Date there were 13,804,895 issued and outstanding shares of the Company's common stock.

         Each outstanding share of common stock is entitled to 1 vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the Meeting.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the Record Date, the names and beneficial ownership of the Company's common stock beneficially owned, directly or indirectly, by: (i) each person who is a director or executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) all holders of 5% or more of the outstanding shares of the common stock of the Company:

Names and Address of Beneficial                      Amount and Nature of          Percentage of Shares
Owner (1)                                          Beneficial Ownership (2)            Outstanding
-------------------------------                  ---------------------------       --------------------
Declan A. French                                         2,322,459(3)                     16.7%

Laurie Bradley                                                 0                             0

Tony French                                                 70,133(4)                        *

Kelly Hankinson                                             55,167(5)                        *

John R. Wilson                                             132,247(6)                        *

John Dunne                                                  41,424(7)                        *

Arthur S. Marcus                                            30,500(8)                        *

Ronan McGrath                                               25,000(9)                        *

Joel Schoenfeld                                             25,000(10)                       *

Roger W. Walters                                         1,395,398(11)                      10%

KSH Strategic Investment
Fund, L.P.                                               1,844,673(12)                    12.8%

All directors and officers
as a group (9 persons)
(3) - (10)                                                 2,701,930                      19.3%

* Less than 1%.

(1) Except as set forth above, the address of each individual is 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7.

(2) Based upon information furnished to the Company by the directors and executive officers or obtained from the Company's stock transfer books. The Company is informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of the Record Date, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 510,563 shares of common stock owned by Christine French, the wife of Declan A. French and 101,333 shares of common stock issuable upon the exercise of options issued to Declan A. French that are currently exercisable or exercisable within the next 60 days. Also includes 1,200,000 shares of common stock issued to Declan A. French as a bonus pursuant to his employment agreement.

(4) Includes 1,133 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(5) Includes 1,133 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(6) Includes 1,333 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(7) Consists of 13,091 shares of common stock owned by John Dunne's spouse and includes 28,333 shares of common stock issuable upon the exercise of options issued to John Dunne that are currently exercisable or exercisable within the next 60 days.

(8) Includes 27,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days. Excludes 30,362 shares of common stock issued in the name of Gersten, Savage & Kaplowitz, LLP, the Company's United States legal counsel, of which Mr. Marcus is a partner.

(9) Consists of 25,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(10) Consists of 25,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(11) Includes 100,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(12) Includes 315,000 shares of common stock issuable upon options that are currently exercisable or exercisable within the next 60 days and 250,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable or exercisable within the next 60 days.

                            DESCRIPTION OF SECURITIES

         The Company's total authorized capital stock consists of 15,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. The following descriptions contain all material terms and features of the Company's securities and are qualified in all respects by reference to the Company's Articles of Organization and Bylaws.

Common Stock

         The Company is authorized to issue up to 15,000,000 shares of common stock, no par value per share, of which as of the Record Date, 13,804,895 shares of common stock were outstanding, not including the shares of common stock to be isssued upon the conversion of the outstanding shares of Series C 7% Convertible Preferred Stock and the exercise of all outstanding warrants and options. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the conversion of the outstanding shares of Series C 7% Convertible Preferred Stock and the exercise of outstanding warrants and options will be, validly authorized and issued, fully paid, and non-assessable, subject to the shareholders' approval of the amendment to the Articles of Organization increasing the authorized shares of common stock.

         The holders of common stock are entitled to 1 vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably dividends as may be declared by the Company's Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share ratably in all assets remaining, if any, after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their shares of common stock into any other securities.

         Pursuant to the Business Corporation Act, Ontario, a shareholder of an Ontario Corporation has the right to have the corporation pay the shareholder the fair market value for such shareholder's shares of the corporation in the event such shareholder dissents to certain actions taken by the corporation, such as amalgamation or the sale of all or substantially all of the assets of the corporation and such shareholder follows the procedures set forth in the Business Corporation Act, Ontario.

Preferred Stock

         The Company's Articles of Organization authorize the issuance of up to 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, the Company's Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

Series A 8% Convertible Preferred Stock

         There were 17,500 shares of Series A 8% Convertible Preferred Stock authorized and issued, none of which remain outstanding.

Series B 8% Convertible Preferred Stock

         There were 1,500 shares of Series B 8% Convertible Preferred Stock authorized and issued, none of which remain outstanding.

Series C 7% Convertible Preferred Stock

         There are 1,105 shares of Series C 7% Convertible Preferred Stock outstanding, which shares were issued pursuant to a share purchase agreement dated April 18, 2001 (the "Series C Agreement"). Each share of Series C 7% Convertible Preferred Stock has a stated value of $1,000 per share. The shares of Series C 7% Convertible Preferred Stock are convertible into shares of the Company's common stock at the option of the holders the Series C 7% Convertible Preferred Stock, at any time after issuance until such shares of Series C 7% Convertible Preferred Stock are mandatorily converted or redeemed by the Company, under certain conditions.

         Pursuant to the Series C Agreement, the Company is required to register 200% of the shares of common stock issuable upon the conversion of the 1,105 shares of Series C 7% Preferred Stock. In addition, upon the effective date of such registration statement, the Company has the option to issue to the holders of the 1,105 shares of Series C 7% Preferred Stock an aggregate of 500 shares of Series C 7% Preferred Stock in consideration for an additional $500,000, under certain conditions.

         The holders of the shares of Series C 7% Convertible Preferred Stock are entitled to receive preferential dividends in cash, on a quarterly basis commencing on June 30, 2001, out of any of the Company's funds legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of the Company's common stock, or other class of stock presently authorized, at the rate of 7% simple interest per annum on the stated value per share plus any accrued but unpaid dividends, when as and if declared. The Company has the option to pay such dividends in shares of the Company's common stock to be paid (based on an assumed value of $1,000 per share of Series C 7% Convertible Preferred Stock) in full shares only, with a cash payment equal to any fractional shares.

         The number of shares of the Company's common stock into which the Series C 7% Convertible Preferred Stock shall be convertible into equals that number of shares of common stock as is calculated by (i) the sum of (A) the stated value per share and (B) at the holder's election, accrued and unpaid dividends on such shares, divided by (ii) the "Conversion Price". The "Conversion Price" shall be the lesser of (x) 87.5% of the average of the 5 lowest daily volume weighted average prices (as reported by Bloomberg Financial L.P. at 4:02 ET on the NASDAQ SmallCap Market or the then applicable market) of the Company's common stock during the period of 60 consecutive trading days immediately prior the date of the conversion notice; or (y) 90% of the average of the daily volume weighted average prices (as reported by Bloomberg Financial L.P. at 4:02 ET on the NASDAQ SmallCap Market or the then applicable market) during the period of the 5 trading days prior to the applicable closing date ($.4798 with respect to the 1,105 shares of Series C 7% Preferred Stock issued and outstanding). The Conversion Price is subject to certain floor and time limitations.

         At any time prior to October 24, 2001, the Company may, in its sole discretion, redeem in whole or in part, the then issued and outstanding shares of Series C 7% Convertible Preferred Stock at a price equal to $1,150 per share, plus all accrued and unpaid dividends, and after October 24, 2001, at a price equal to $1,200 per share, plus all accrued and unpaid dividends.

Common Stock Purchase Warrants

         There are outstanding warrants to purchase an aggregate of 3,258,473 shares of the Company's common stock. 631,750 of the warrants issued are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.24 per share, 250,000 of the warrants issued are exercisable at any time and in any amount until April 16, 2005 at a purchase price of $3.71 per share, 500,000 of the warrants issued are exercisable at any time and in any amount until March 6, 2001 at a purchase price of $3.25 per share, 272,001 of the warrants issued are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $3.516 per share, 89,864 of the warrants issued are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $3.165 per share, 80,004 of the warrants issued are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $2.742, 98,163 of the warrants issued are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $2.463 per share, 423,207 of the warrants issued are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $1.00 per share, 250,000 of the warrants issued are exercisable at any time and in any amount until January 20, 2006 at $1.50 per share, and 663,484 of the warrants issued are exercisable at any time and in any amount until April 18, 2006 at a purchase price of $.5445 per share. The Company may call any unexercised portion of 963,239 of the 2,293,777 warrants and require their exercise as follows if the Company's common stock, as reported on the Nasdaq SmallCap Market, closes above the bid price indicated for any 10 consecutive business days: (i) 1/3 of such unexercised warrants at $6.00 per share, (ii) 1/3 of such unexercised warrants at $7.50 per share; and (iii) 1/3 of such unexercised warrants at $9.00 per share.

         Warrantholders are not entitled, by virtue of being warrantholders, to receive dividends or to vote at or receive notice of any meeting of shareholders or to exercise any other rights whatsoever as the Company's shareholders. In order to receive 1 share of the Company's common stock a warrantholder must surrender 1 warrant, accompanied by payment of the aggregate exercise price of the warrants to be exercised, which payment may be made, at the warrantholder's election, in cash or by delivery of a cashiers or certified check or any combination of the foregoing. Upon receipt of duly executed warrants and payment of the exercise price, the Company shall issue and cause to be delivered to warrantholders, certificates representing the number of shares of common stock so purchased.

THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTITIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT.

                                   PROPOSAL 1

      TO ELECT THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ENSUING YEAR.

         7 directors are to be elected at the Meeting to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. The election of directors requires the affirmative vote of at least the majority of shares of common stock present or represented at an annual meeting at which a quorum is present or represented.

         The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than
1. Strasbourger Pearson Tulcin Wolff Incorporated, the managing underwriter for the Company's June 8, 1999 initial public offering, shall have the right, at its option, to designate 1 director or observer to the Company's Board of Directors until June 1, 2002, which director shall be reasonably acceptable to the Company's Board of Directors. In addition, with respect to the Company's August 2000 private placement offering, the Company is required to nominate a director designee of KSH Investment Group, Inc, the placement agent, who is reasonably acceptable to the Company's Board of Directors. The Company has paid directors fees for service on the Board of Directors by the issuance of options under the 1998 Stock Option Plan and the 2000 Stock Option Plan.

                            Shareholder Vote Required

         The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY EACH OF THE FOLLOWING DIRECTOR NOMINEES:

                                                                Position Held
Name                   Age    Position with the Company         Since

Declan A. French       55     Chairman of the Board of          1994
                              Directors and Chief Executive
                              Officer

Kelly Hankinson        31     Chief Financial Officer,          1999
                              Secretary, Treasurer and
                              Director

John Dunne             56     Director                          1998

Arthur S. Marcus       35     Director                          2000

Ronan McGrath          52     Director                          2000

Joel Schoenfeld        50     Director                          2001

Robert Escobio         46     Director Nominee                  N/A

         Set forth below is a biographical description of each of the Company's director nominees based on information supplied by each of them:

         Declan A. French has served as the Company's Chairman of the Board of Directors and Chief Executive Officer since the Company's inception in February 1994. Prior to founding the Company, Mr. French was President and Chief Executive Officer of TEC Partners Ltd., an information technology recruiting firm in Toronto, Canada. Mr. French has a diploma in Psychology and Philosophy from the University of St. Thomas in Rome, Italy.

         Kelly Hankinson has served as the Company's Chief Financial Officer since May 1999, on the Company's Board of Directors since June 2000 and as the Company's Secretary and Treasurer since March 2001. Ms. Hankinson served as the Company's Vice President, Finance and Administration and Group Controller from February 1994 to May 1999. Ms. Hankinson has a Masters Degree and a Bachelors Degree from York University.

         John Dunne has served on the Company's Board of Directors since June 1998. Mr. Dunne has been Chairman and Chief Executive Officer of the Great Atlantic & Pacific Company of Canada, Ltd. since August 1997, where he also served as President and Chief Operating Officer from September 1996 until August 1997. From November 1995 until September 1996, Mr. Dunne was Chairman and Chief Executive Officer of Food Basics Ltd. Prior to that, he had served as Vice Chairman and Chief Merchandising Officer of Great Atlantic & Pacific Company of Canada, Ltd.

         Arthur S. Marcus has served on the Company's Board of Directors since April 2000. Mr. Marcus is a partner at the New York law firm of Gersten, Savage & Kaplowitz, LLP, the Company's United States securities counsel. Mr. Marcus joined Gersten, Savage & Kaplowitz, LLP in 1991 and became a partner in 1996. Mr. Marcus specializes in the practice of United States Securities Law and has been involved in approximately 50 initial public offerings and numerous mergers and acquisitions. Mr. Marcus received a Juris Doctorate from Benjamin N. Cardozo School of Law in 1989.

         Ronan McGrath has served on the Company's Board of Directors since
June 2000. Mr. McGrath has served as the Chief Information Technology Officer of Rogers Communications Inc. and the President of Rogers Shares Services Inc., since their inceptions in 1996. Mr. McGrath was the Chief Information Technology Officer of Canadian National Railways from 1992 to 1996 and was a Senior Manager of Arthur Andersen from 1977 to 1979. Mr. McGrath was awarded the Canadian Chief Information Technology Officer of the Year Award in 1995. Mr. McGrath currently serves on Compaq Computer's Board of Advisers and is a member of the Board of Directors of The Information Technology Association of Canada.

         Joel Schoenfeld has served on the Company's Board of Directors since April 2001. Mr. Shoenfeld has served as an Executive Vice President and General Counsel of BMG Entertainment (BMG), the entertainment division of Bertelsmann AG, since 1989, with responsibility for all legal and business affairs of BMG worldwide. In his capacity as Executive Vice President and General Counsel, Mr. Shoenfeld is responsible for negotiating and analyzing new and existing business ventures and territorial expansion on a global level; international intellectual policy issues; international antitrust and competition legal matters; and privacy and database protection compliance. Mr. Schoenfeld has focused on policy matters impacting the entertainment business, and particularly e-commerce. In recognition of this, he was appointed 1 of 12 Commissioners on the Industry Advisory Commission to the World Intellectual Property Organization. Mr. Schoenfeld is a member of the Executive Board and Central Board of Directors of the IFPI, the international trade federation for the worldwide music business. He was elected Chairman of the IFPI Council in 1999, a position he still holds. Mr. Schoenfeld served as General Counsel and Executive Vice President at the RIAA (the trade association of U.S. record producing companies), where he worked for 12 years prior to joining BMG, and then served on RIAA's Board of Directors for the next 10 years.

         Robert Escobio, director nominee, is currently the President and Chief Executive Officer of Capital Investment Services, Inc., an investment brokerage firm based in Florida. In these roles, Mr. Escobio is responsible for all aspects of a "broker/dealer" including financial, compliance, sales and operational procedures. Mr. Escobio is also a Portfolio Manager for many prominent individuals and works with various international institutions, brokers, and dealers. Prior to being employed by Capital Investment Services, Inc, Mr. Escobio was the Executive Vice President and International Director for Brill Securities Inc. where he managed portfolios for numerous high net-worth customers and performed institutional trading. Mr. Escobio also had numerous managerial roles in companies such as Cardinal Capital Management, Smith Barney, Prudential Securities, and Dean Witter. Mr. Escobio holds an MBA and a BSBA in Finance and Management.

Committees of the Board of Directors

         In July 1998, the Company's Board of Directors formalized the creation of a Compensation Committee, which is currently comprised of John Dunne, Arthur
S. Marcus and Ronan McGrath. The Compensation Committee has: (i) full power and authority to interpret the provisions of, and supervise the administration of, the Company's 1998 Stock Option Plan and 2000 Stock Option Plan, as well as any stock option plans adopted in the future; and (ii) the authority to review all compensation matters relating to the Company. The Compensation Committee has not yet formulated compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate the Company's employees. It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the shares of the Company's common stock will be used in order to make an employee's compensation consistent with shareholders' gains.

         It is expected that salaries will be set competitively relative to the information technology and engineering services and consulting industry and that individual experience and performance will be considered in setting such salaries.

         In July 1998, the Company's Board of Directors also formalized the creation of an Audit Committee, which currently consists of Kelly Hankinson, Joel Schoenfeld and John Dunne. The Audit Committee is charged with reviewing the following matters and advising and consulting with the Company's entire Board of Directors with respect to: (i) the preparation of the Company's annual financial statements in collaboration with the Company's chartered accountants;
(ii) annual review of the Company's financial statements and annual reports; and
(iii) all contracts between the Company and the Company's officers, directors and other of the Company's affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of the Company's entire Board of Directors relating to the foregoing or other matters; however, the Company's senior management, recognizing their own fiduciary duty to the Company and the Company's shareholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

         The Company has established an Executive committee, comprised of certain of the Company's executive officers and key employees, which allows for the exchange of information on industry trends and promotes "best practices" among the Company's business units. Currently, the Executive Committee consists of Declan A. French, Laurie Bradley, Tony French, Mike Reid, Kelly Hankinson, Denise Dunne-Fushi, Sandra Hokansson and Robert Trick.

         During the year ended December 31, 2000, the Company's Board of Directors met 7 times on the following dates: January 26, 2000, January 28, 2000, March 22, 2000, April 24, 2000, June 12, 2000, August 11, 2000, and
November 17, 2000, at which all of the directors were present; and acted by written consent in lieu of a meeting 6 times on the following dates: February 4, 2000, February 5, 2000, March 23, 2000, April 27, 2000, May 5, 2000 and May 17,
2000. During the year ended December 31, 2000, the Compensation Committee met on March 22, 2000 and May 9, 2000, the Audit Committee met on March 22, 2000 and the Executive Committee met on a monthly basis.

Indemnification of Officers and Directors

         The Company's By-laws provide that the Company shall indemnify, to the fullest extent permitted by Canadian law, the Company's directors and officers (and former officers and directors). Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been the Company's officer or director if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to the Company's best interests, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted, the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses, incurred or paid by one of the Company's directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Company will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Executive Compensation

         The following table sets forth certain information regarding compensation paid by the Company during each of the last 3 fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who earned in excess of $100,000 during the year ended December 31, 2000:

Summary Compensation Table


       Name and                                                 Restricted                              Other
       Principal                        Annual                    Stock                                 Com-
       Position             Year        Salary        Bonus       Awards         Options/SARs        Pensation
       --------             ----        ------        -----      -------         ------------        ---------
Declan A. French,           2000       $100,000        -0-          -0-             29,000          1,200,000(1)
Chief Executive Officer     1999        106,342        -0-          -0-            104,000               -0-
and Chairman of the         1998        106,342        -0-          -0-              -0-                 -0-
Board


John A. Irwin,              2000        100,000        -0-          -0-              4,000            $80,000(2)
Former                      1999        102,000        -0-          -0-              4,000             94,149(2)
President-Systemsearch      1998        130,580        -0-          -0-              -0-               35,888(2)
Consulting Services Inc.


John R. Wilson,             2000         80,000        -0-          -0-              4,000            $80,000(3)
President-International     1999         81,600        -0-          -0-             24,000             76,915(3)
Career Specialists Ltd.     1998         90,000        -0-          -0-              -0-               77,282(3)


Roger W. Walters,           2000        200,000        -0-          -0-            104,000               -0-
Former Executive Vice       1999        200,000(4)     -0-          -0-              4,000               -0-
President - US              1998          -0-          -0-          -0-              -0-                 -0-
Operations,
President-Cad Cam, Inc.

Thomas E. Shoup,            2000        175,000(5)     -0-          -0-              4,000               -0-
Former President and        1999         43,759(6)     -0-          -0-              4,000               -0-
Chief Operating Officer     1998          -0-          -0-          -0-              -0-                 -0-

(1) This reflects 1,200,000 shares of common stock issued to Mr. French in lieu of cash bonuses payable for the fiscal years of 1999 and 2000 pursuant to his employment agreement with the Company.
(2) This reflects commissions paid pursuant to Mr. Irwin's employment agreement with the Company.
(3) This reflects commissions paid pursuant to Mr. Wilson's employment agreement with the Company.
(4) This reflects the salary paid to Mr. Walters as of September 16, 1999, the date of the Company's acquisition of Cad Cam, Inc.
(5) This reflects the salary paid to Mr. Shoup through December 22, 2000, the effective date of Mr. Shoup's resignation as an officer of the Company.
(6) This reflects the salary paid to Mr. Shoup as of September 16, 1999, the date of the Company's acquisition of Cad Cam, Inc.

Employment Agreements

         The Company has entered into an employment agreement with Declan A. French whereby he will serve as the Company's Chairman of the Board and Chief Executive Officer for a period of 2 years commencing on June 1, 1999. Mr.
French shall be paid a base salary of $98,000 and a bonus equal to (i) 2% of the Company's gross profit, plus (ii) for each fiscal year, 1% of the increase in revenue from the prior fiscal year. Mr. French's right to receive the latter portion of the bonus continues for 1 year beyond the termination of the employment agreement. In February 2001, the Company issued 1,200,000 shares of its common stock as payment in full for the bonuses due to Mr. French for the fiscal years of 1999 and 2000 pursuant to the terms of his employment agreement with the Company.

         On May 19, 1998, in connection with the acquisition of International Career Specialists Ltd., the Company entered into an employment agreement with John A. Irwin whereby he served as President of International Career Specialists Ltd. The employment agreement was for a term of 3 years commencing on January 1, 1998, the effective date of the acquisition of International Career Specialists Ltd. Mr. Irwin received a salary of $130,000 plus a quarterly bonus of 2% of all permanent placement service revenue and 2% of the gross profit all contract services revenue. Mr. Irwin's contract was not renewed and he is no longer in the employ of the Company.

         In February 1998, in connection with the acquisition of Systemsearch Consulting Services Inc., the Company entered into a 3-year employment agreement with John R. Wilson whereby he served as President of Systemsearch Consulting Services Inc. at a salary of $120,000 per year. The agreement was effective as of January 2, 1997. Mr. Wilson received a commission of 10% of the permanent placement revenue of Systemsearch Consulting Services Inc. Additionally, he received $0.65 for every hour of contract services provided by information technology professionals placed by Systemsearch Consulting Services Inc., provided that the gross margin on such hour exceeded $6.50. Pursuant to the agreement, Mr. Wilson had control of the day-to-day management of Systemsearch Consulting Services Inc. Mr. Wilson's contract was not renewed, however, Mr. Wilson continues to be employed by the Company on a month-to-month basis. Mr. Wilson currently receives an annual salary of $67,000 per year plus 10% of personal gross profit and 10% of monthly office gross profit in excess of $47,000.

         On September 16, 1999, in connection with the acquisition of Cad Cam, Inc., Roger W. Walters was elected to the Company's Board of Directors. On March 14, 2001, Mr. Walters resigned from the Board of Directors effective March 30, 2001.

         On January 1, 2000, in connection with the acquisition of Object Arts Inc., the Company entered into an employment agreement with Marilyn Sinclair whereby she was to serve as the Company's Vice President and as President of Object Arts Inc. The employment agreement was for a term of 3 years commencing on January 1, 2000 with an annual salary of $82,000 per year. The agreement was terminated on March 9, 2001, the effective date of Ms. Sinclair's resignation from the Company. Ms. Sinclair resigned from the Board of Directors effective April 4, 2001.

         On April 25, 2000, in connection with the acquisition of Micro Tech Professionals, Inc., the Company entered into an employment agreement with Denise Dunne-Fushi, pursuant to which she served as the Company's Vice-President and as President of Micro Tech Professionals, Inc. The employment agreement was for a term of 1 year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000. The Company and Mrs. Dunne-Fushi are currently in the process of negotiating the terms of the renewal of her employment agreement. Mrs. Dunne-Fushi continues to serve as the Company's Vice President and as President of Micro Tech Professionals, Inc. on a month-to-month basis under the same terms as described above.

         On November 1, 2000, in connection with the business combination with TidalBeach Inc., the Company entered into an employment agreement with Michael Reid pursuant to which Mr. Reid will serve as the Company's Chief Information Officer and as the President of TidalBeach Inc. The employment agreement is for a term of 2 years commencing on November 1, 2000, with an annual salary of $123,000.

         On January 29, 2001, the Company entered into an employment agreement with Laurie Bradley whereby she will serve as the Company's President. Ms. Bradley shall be paid an annual salary of $130,000 per year and a performance bonus. The employment agreement is for an indeterminate period of time.

         On March 1, 2001, the Company entered into an employment agreement with Tony French whereby he will serve as the Company's Executive Vice President. Mr. French shall be paid an annual salary of $100,000 per year and a performance bonus. The employment agreement is for an indeterminate period of time. In the event Mr. French is terminated for any reason, including but not limited to, the acquisition of the Company, Mr. French shall be entitled to a severance payment equal to 1 years salary. Mr. French is the son of Declan A. French.

         On March 1, 2001, the Company entered into an employment agreement with Kelly Hankinson whereby she will serve as the Company's Chief Financial Officer, Secretary and Treasurer. Ms. Hankinson shall be paid an annual salary of $100,000 per year. The employment agreement is for an indeterminate period of time. In the event Ms. Hankinson is terminated for any reason, including but not limited to, the acquisition of the Company, Ms. Hankinson shall be entitled to a severance payment equal to 1 years salary.

         No other officer has an employment agreement with the Company.

Compensation of Directors

         There are no standard arrangements for the payment of any fees to directors of the Company for acting in such capacity. Directors of the Company have been issued warrants and/or options for services rendered in their capacity as directors. Directors are reimbursed for expenses for attending meetings.

         The Board of Directors and the Company's shareholders have adopted a 1998 Stock Option Plan and 2000 Stock Option Plan, pursuant to which options have been granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company.

Options, Warrants or Rights

         On August 19, 1999, Declan A. French was issued an option to purchase 100,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as Chairman of the Board and Chief Executive Officer. The option is immediately exercisable and expires on August 19, 2004.

         On August 19, 1999, Tony French was issued an option to purchase 50,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as an employee. The option is immediately exercisable and expires on August 19, 2004.

         On August 19, 1999, John R. Wilson was issued an option to purchase 20,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as President of Systemsearch Consulting Services Inc. The option is immediately exercisable and expires on August 19, 2004.

         On August 19, 1999, Kelly Hankinson was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in her capacity as Vice President, Finance and Administration and Group Controller. The option is immediately exercisable and expires on August 19, 2004.

         On August 19, 1999, Arthur S. Marcus was issued an option to purchase 2,500 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for legal services rendered to the Company. The option is immediately exercisable and expires on August 19, 2004.

         On January 1, 2000, Roger W. Walters, a former officer and director of the Company, was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $3.25 per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. The option was immediately exercisable and expired on December 31, 2000. Such option was never exercised by Mr. Walters.

         On March 22, 2000, Declan A. French was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as Chairman of the Board and Chief Executive Officer. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, Thomas E. Shoup, the Company's former President and Chief Operating Officer, was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. and in consideration for services rendered to the Company in his capacity as President and Chief Operating Officer. The option was to vest at a rate of 1,333 shares of common stock per year and was to be fully vested on March 22, 2003. The option was to expire on March 22, 2005. Such option terminated on December 22, 2000, the effective date of Mr. Shoup's resignation as an officer of the Company.

         On March 22, 2000, Tony French was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as Executive Vice President. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, Kelly Hankinson was issued an option to purchase 3,500 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in her capacity as Vice President, Finance and Administration and Group Controller. The option shall vest at a rate of 1,167 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, Roger W. Walters, a former officer and director of the Company, was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as Executive Vice President of US Operations and as a director. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, John R. Wilson was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as President of Systemsearch Consulting Services Inc. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, John A. Irwin, a former officer of the Company, was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as President of International Career Specialists Ltd. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, William J. Neil, a former director of the Company, was issued an option to purchase 10,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as a director. The option shall vest at a rate of 3,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, John Dunne was issued an option to purchase 10,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as director. The option shall vest at a rate of 3,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, James Reddy, a former director of the Company, was issued an option to purchase 10,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as director. The option shall vest at a rate of 3,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 31, 2000, Roger W. Walters, a former officer and director of the Company, was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $2.75 per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. The option was immediately exercisable and expired on December 31, 2000. The option was never exercised by Mr. Walters.

         On May 9, 2000, Marilyn Sinclair, a former officer and director of the Company, was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.25 per share. The option was issued in consideration for services rendered to the Company in her capacity as Vice President and President, Object Arts Inc. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on May 9, 2003. The option expires on May 9, 2005

         On June 30, 2000, Roger W. Walters, a former officer and director of the Company, was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $3.00 per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. The option was immediately exercisable and expired on December 31, 2000. The option was never exercised by Mr. Walters.

         On September 30, 2000, Roger W. Walters, a former officer and director of the Company, was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $2.12 per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. The option was immediately exercisable and expired on December 31, 2000. The option was never exercised by Mr. Walters.

         On December 26, 2000, Declan A. French was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70 per share. The option was issued in consideration for services rendered to the Company in his capacity as Chairman of the Board. The option shall vest at a rate of 8,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005

         On December 26, 2000, Kelly Hankinson was issued an option to purchase 100,000 shares of the Company's common stock at an exercise price of $0.70 per share. The option was issued in consideration for services rendered to the Company in her capacity as director. The option expires on December 26, 2005.

         On December 26, 2000, John Dunne was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70 per share. The option was issued in consideration for services rendered to the Company in his capacity as director. The option shall vest at a rate of 8,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005.

         On December 26, 2000, Arthur S. Marcus was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70 per share. The option was issued in consideration for services rendered to the Company in his capacity as director. The option shall vest at a rate of 8,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005.

         On December 26, 2000, Ronan McGrath was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70 per share. The option was issued in consideration for services rendered to the Company in his capacity as director. The option shall vest at a rate of 8,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005.

         On December 26, 2000, Mike Reid was issued an option to purchase 100,000 shares of the Company's common stock at an exercise price of $0.70 per share. The option shall vest at a rate of 33,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005.

         On December 26, 2000, Joel Schoenfeld was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70 per share. The option was issued in consideration for services rendered to the Company in his capacity as an advisor to the Board of Directors. The option shall vest at a rate of 8,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005.

         On March 14, 2001, the Company repriced 100,000 options belonging to Roger W. Walters to $1.00 per share in consideration of debt forgiveness of $75,000 and the restructuring of debt totaling $250,000 on the notes payable to Mr. Walters in connection with the Company's purchase of Cad Cam, Inc. The options shall be exercisable during the period April 1, 2001 to April 4, 2004.

         The table below reflects the options granted to our past and present named officers and the percentage of the total options issued to such persons during the fiscal year 2000:

  Officer and/or Director            Expiration Date          Options         Percent         Exercise Price
  -----------------------            ---------------          -------         -------         --------------
Declan A. French                   March 22, 2005               4,000                             $3.19
                                   December 26, 2005           25,000           6.7%              $0.70
John A. Irwin                      March 22, 2005               4,000           0.09%             $3.19
John R. Wilson                     March 22, 2005               4,000           0.09%             $3.19
Roger W. Walters                   December 31, 2000           25,000(1)                          $3.25
                                   March 22, 2003               4,000                             $3.19
                                   December 31, 2000           25,000(1)                          $2.75
                                   December 31, 2000           25,000(1)                          $3.00
                                   December 31, 2000           25,000(1)        23.9%             $2.12
Thomas E. Shoup                    March 22, 2005               4,000           0.09%             $3.19

(1) The exercise price of such options was repriced by the Company to $1.00 per share in consideration for the forgiveness of $75,000 in debt and the restructuring of debt totaling $250,000 pursuant to notes payable to Mr. Walters in connection with the Company's acquisition of Cad Cam, Inc. In addition, the term of such options was extended to April 4, 2004.

                 INTERESTS OF MANAGEMENT IN CERTAIN TRANSACTIONS

         In April 1998, the Company acquired all the issued and outstanding capital stock of Systemsearch Consulting Services Inc. and Systems PS Inc. from John R. Wilson for aggregate consideration of $98,000 and 174,551 shares of the Company's common stock. The acquisition was effective as of January 2, 1997. Systems PS Inc. is currently inactive but holds certain assets utilized by Systemsearch Consulting Services Inc. in its operations. Mr. Wilson was not affiliated with the Company prior to the acquisition.

         On May 19, 1998, the Company completed the acquisition of all the issued and outstanding capital stock of International Career Specialists Ltd. for $326,000 in cash and 130,914 shares of the Company's common stock to John A. Irwin, a former officer of the Company. In connection with the acquisition, International Career Specialists Ltd. made a distribution to Mr. Irwin of certain of its assets that were not necessary for the operation of the business. The transaction was effective as of January 1, 1998. Mr. Irwin was not affiliated with the Company prior to the acquisition.

         In October 1997, in consideration for business consulting services, including identifying, structuring and effecting the acquisitions of Systemsearch Consulting Services Inc. and International Career Specialists Ltd., the Company issued 113,459 shares its common stock to Globe Capital Corporation, which is controlled by Lloyd MacLean, the Company's former Chief Financial Officer and a former director.

         In May 1998, the Company entered into a consulting agreement with Robert M. Rubin, one of the Company's former directors, pursuant to which Mr. Rubin will assist the Company in structuring and negotiating acquisitions, strategic partnerships and other expansion opportunities. In exchange for such services, Mr. Rubin received an option to purchase 200,000 shares of the Company's common stock at a purchase price of $2.10 per share. Mr. Rubin has agreed not to sell, transfer, assign, hypothecate or otherwise dispose of the shares of the Company's common stock issuable upon exercise of the option for a period of 2 years after exercise without the Company's consent. As of the Record Date, the Company issued 80,000 shares of common stock upon Mr. Rubin's exercise of such option.

         In November 1998, the Company purchased certain assets of Southport Consulting, Inc. from Michael Carrazza, one of the Company's former directors, for an aggregate of $300,000 in cash and 40,000 shares of the Company's common stock. In February 2001, Mr. Carrazza instituted an action against the Company in the Supreme Court of the State of New York alleging breach of contract and unjust enrichment. Mr. Carrazza is seeking $250,000 in damages specifically claiming that the Company failed to deliver cash and/or stock under the asset purchase agreement.

         On September 16, 1999, the Company completed the acquisition of all the issued and outstanding capital stock of Cad Cam, Inc. for $2,000,000 in cash, $2,500,000 pursuant to a promissory note and the issuance of $1,500,000 worth of shares of the Company's common stock to Roger W. Walters, Cad Cam, Inc.'s former president. As part of the transaction, Mr. Walters was elected to serve on the Company's Board of Directors. The share purchase agreement was executed on January 1, 1999 and the transaction was effective as of September 16, 1999. Mr. Rogers was not affiliated with the Company prior to the acquisition. On March 14, 2001, Mr. Walters resigned from the Board of Directors effective March 30, 2001.

         On January 1, 2000, the share purchase agreement by and among the Company, Cad Cam, Inc., and Roger W. Walters was amended. Pursuant to the amendment, the parties agreed that $1,000,000 of the $2,000,000 cash payment to be made to Mr. Walters was to be paid in 4 equal quarterly payments of $250,000 commencing on January 1, 2000. In consideration for accepting the cash payment in installments, the Company issued Mr. Walters options to purchase an aggregate of 100,000 shares of common stock at exercise prices ranging from $2.12 to $3.25 per share, which options expired on December 31, 2000. On March 14, 2001, the Company repriced such options belonging to Roger W. Walters to an exercise price of $1.00 per share in consideration of debt forgiveness of $75,000 and the restructuring of debt totaling $250,000 on the notes payable to Mr. Walters in connection with the Company's purchase of Cad Cam, Inc. In addition, the term of such options was extended to April 4, 2004.

         On January 1, 2000, the Company completed the acquisition of all of the issued and outstanding capital stock of Object Arts Inc., an Ontario corporation, in consideration of: (i) the issuance of $900,000 of the Company's common stock to Working Ventures Custodian Fund in exchange for the retirement of outstanding subordinated debt; (ii) the issuance to Working Ventures Custodian Fund an amount of the Company's common stock equal to the legal fees and professional fees incurred and paid by Working Ventures Custodian Fund in connection with the Company's acquisition of Object Arts Inc.; and (iii) the issuance of $1,100,000 of the Company's common stock to the existing shareholders of Object Arts Inc. As part of the transaction, the Company entered into employment agreements with Marilyn Sinclair and Lars Laakes, former officers of Object Arts Inc. Such employment agreements were for a term of 3 years commencing on January 1, 2000, the effective date of the acquisition, with annual salaries of $82,000 and $75,000 per year, respectively. Neither Ms. Sinclair nor Mr. Laakes were affiliated with the Company prior to the acquisition. On March 9, 2001 Ms. Sinclair resigned as an officer of the Company. On April 9, 2001, Ms. Sinclair resigned from the Board of Directors.

         On April 25, 2000, the Company completed the acquisition of all of the issued and outstanding capital stock of Micro Tech Professionals, Inc., a Massachusetts corporation, in consideration of up to an aggregate of $4,500,000 in a combination of cash, notes payable and shares of the Company's common stock, subject to specific performance criteria to be met. On the April 25, 2000, the Company paid to Denise Dunne-Fushi, the sole shareholder of Micro Tech Professionals, Inc., $2,500,000 of the aggregate of $4,500,000, which was paid in accordance with the following schedule: (i) $1,250,000 in cash; (ii) the issuance of a $750,000 principal amount unsecured promissory note; and (iii) the issuance of 133,333 shares of the Company's common stock. As part of the transaction, the Company entered into an employment agreement with Denise Dunne-Fushi, the former President of Micro Tech Professionals, Inc. Such employment agreement was for a term of 1 year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000. Mrs. Dunne-Fushi was not affiliated with the Company prior to the acquisition. The Company and Mrs. Dunne-Fushi are currently in the process of negotiating the terms of the renewal of her employment agreement. Mrs. Dunne-Fushi continues to serve as the Company's Vice President and as President of Micro Tech Professionals, Inc. on a month-to-month basis under the same terms as described above.

         On October 31, 2000, the Company consummated a business combination with TidalBeach Inc., an Ontario-based Web development company. In consideration for the business combination, the Company issued 250,000 shares of common stock to the 2 shareholders of TidalBeach Inc. As part of the transaction, the Company entered into an employment agreement with Michael Reid, the former President of TidalBeach Inc. Such employment agreement is for a term of 2 years commencing on November 1, 2000 with an annual salary of $123,000.

         Effective December 26, 2000, shares and options were issued to the following: Declan A. French, Tony French, Mike Reid, Kelly Hankinson, and Globe Capital Corporation. These issuances were made pursuant to contracts and, or as bonuses with regards to the various acquisitions throughout the course of the fiscal year 2000. The amounts issued were as follows: 1,200,000 shares to Declan
A. French; 50,000 shares to Tony French; 100,000 options priced at $0.70 to Mike Reid; and 50,000 shares and 100,000 options priced at $0.70 to Kelly Hankinson; and 500,000 shares to Globe Capital Corporation.

         During the fiscal year ended December 31, 2000 the Company paid to Gersten, Savage & Kaplowitz, LLP, the Company's United States legal counsel, approximately $100,000 and issued 30,632 shares of common stock in consideration for legal services rendered. Arthur S. Marcus, one of the Company's directors, is a partner of Gersten, Savage & Kaplowitz, LLP.

         On March 14, 2001 Roger W. Walters resigned as the Company's Executive Vice President of U.S. Operations and as a director effective March 30, 2001.

         While the Company was private, it lacked sufficient independent directors to ratify many of the foregoing transactions. However, the Company's management believes that the foregoing transactions were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All transactions consummated since the Company became public and all future transactions between the Company and the Company's officers, directors or 5% shareholders, and their respective affiliates have been and, will be, on terms no less favorable than could be obtained from unaffiliated third parties. In the event that the Company enters into future affiliated transactions, such transactions will be approved by the Company's independent directors who do not have an interest in the transactions and who have access, at the Company's expense, to the Company's counsel or independent legal counsel.

                                 PROPOSAL NO. 2

THE RATIFICATION OF THE APPOINTMENT OF SCHWARTZ, LEVITSKY, FELDMAN, llp, AS THE COMPANY'S INDEPENDENT CHARTERED ACCOUNTANTS FOR THE ENSUING YEAR.

         The Board of Directors has unanimously approved and unanimously recommends that the shareholders ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year.

                            Shareholder Vote Required

         Ratification of the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independents chartered accountants for the ensuing year will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SCHWARTZ, LEVITSKY, FELDMAN, llp, AS THE COMPANY'S INDEPENDENT CHARTERED ACCOUNTANTS FOR THE ENSUING YEAR.

                                 PROPOSAL NO. 3

                  RATIFICATION OF THE ADOPTION OF THE COMPANY'S
                             2001 STOCK OPTION PLAN

         At the Meeting a vote will be taken on a proposal to ratify the adoption of the Company's 2001 Stock Option Plan (the "2001 Stock Option Plan"), which contains 1,000,000 shares of common stock underlying stock options available for grant thereunder. The 2001 Stock Option Plan was adopted by the Board of Directors on May 7, 2001. A COPY OF THE 2001 STOCK OPTION PLAN IS ATTACHED HERETO AS EXHIBIT A. As of the date of this Proxy, no options to purchase shares of the Company's common stock have been granted to the Company's employees, directors or outside consultants under the 2001 Stock Option Plan.

                          Description of the 2001 Plan

         The 2001 Stock Option Plan will be administered by the Company's Compensation Committee, which will determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of the Company's common stock issuable upon the exercise of the options and the option exercise price

         The 2001 Stock Option Plan is effective for a period for 10 years, expiring in 2011. Options to acquire 1,000,000 shares of the Company's common stock may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide the Company with their skills and expertise. The 2001 Stock Option Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 2001 Stock Option Plan may be exercisable for up to 10 years, generally require a minimum 3-year vesting period, and shall be at an exercise price all as determined by the Company's Compensation Committee provided that, the exercise price of any options may not be less than the fair market value of the shares of the Company's common stock on the date of the grant. Options are non-transferable, and are exercisable only by the participant (or by the option holder's guardian or legal representative) during the option holder's lifetime or by the option holder's legal representatives following death.

         If: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity); (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity; (iii) the Company is to be dissolved and liquidated; (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors (each such event is referred to herein as a "Corporate Change"); no later than (a) 10 days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) 30 days after a change of control of the type described in clause (iv), the Company's Compensation Committee, acting in its sole discretion without the consent or approval of any optionee, shall act to effect 1 or more of the following alternatives, which may vary among individual optionees and which may vary among options held by any individual optionee: (1) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Company's Compensation Committee, after which specified date all unexercised options and all rights of optionees thereunder shall terminate; (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding options held by such optionees (irrespective of whether such options are then exercisable under the provisions of the 2001 Stock Option
Plan) as of a date before or after such Corporate Change, specified by the Company's Compensation Committee, in which event the Company's Compensation Committee shall thereupon cancel such options and the Company shall pay to each optionee an certain amount of cash per share; (3) make such adjustments to options then outstanding as the Company's Compensation Committee deems appropriate to reflect such Corporate Change (provided, however, that the Company's Compensation Committee may determine in its sole discretion that no adjustment is necessary to options then outstanding); or (4) provide that the number and class of shares covered by an option theretofore granted shall be adjusted so that such option shall thereafter cover the number and class of shares or other securities or property (including, without limitation, cash) to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets, and dissolution, the optionee had been the holder of record of the number of shares of common stock then covered by such option.

         If a participant ceases affiliation with the Company by reason of death, permanent disability or retirement at or after age 65, the option shall remain exercisable for 1 year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant 90 days to exercise the option, except for termination for cause which results in immediate termination of the option.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 2001 Stock Option Plan, subject to applicable securities law.

         The 2001 Stock Option Plan may be terminated or amended at any time by the Company's Board of Directors, except that the number of shares of the Company's common stock reserved for issuance upon the exercise of options granted under the 2001 Stock Option Plan may not be increased without the consent of the Company's shareholders.

                            Shareholder Vote Required

         Approval of the Company's 2001 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN.

                                 PROPOSAL NO. 4

TO VOTE ON THE CHANGE OF THE COMPANY'S CORPORATE NAME FROM THINKPATH.COM INC. TO THINKPATH INC.

         Management proposes that the corporate name of the Company be changed from Thinkpath.com Inc. to Thinkpath Inc. Management believes the corporate name of the Company should be changed to reflect the Company's recently expanded repertoire of services which now include information technology, engineering, consulting and recruitment technology.

                            Shareholder Vote Required

         The change of the corporate name from Thinkpath.com Inc. to Thinkpath Inc. will require the affirmative vote of 2/3 of the shares of common stock in person or represented by proxy at the Meeting and entitled to vote on the change of the corporate name. If 2/3 of the shares of common stock present in person or represented by proxy at the Meeting vote in favor of changing the corporate name of the Company from Thinkpath.com Inc. to Thinkpath Inc., the Company will file with the Minister of Consumer and Business Services for the Province of Ontario articles of amendment to effect such name change. THE TEXT OF SUCH RESOLUTION IS ATTACHED HERETO AS EXHIBIT B.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF CHANGING THE COMPANY'S CORPORATE NAME FROM THINKPATH.COM INC. TO THINKPATH INC.

                                 PROPOSAL NO. 5

TO VOTE UPON THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF ORGANIZATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK FROM 15,000,000 TO 30,000,000 SHARES.

         The Board of Directors has adopted a resolution unanimously approving and recommending to the Company's shareholders for their approval an amendment to the Company's Articles of Organization to provide for an increase in the authorized number of shares of common stock from 15,000,000 to 30,000,000 shares.

         As of the Record Date, there were 13,804,895 issued and outstanding shares of common stock excluding: (i) 870,000 shares issuable upon the exercise of options issued under the Company's 1998 and 2000 Stock Option Plans; (ii) 3,258,473 shares of common stock underlying warrants issued in private transactions; and (iii) up to approximately 6,000,000 shares of common stock underlying the Company's Series C 7% Convertible Preferred Stock (the actual number of shares to be issued upon such conversion(s) is dependent upon the market price of the Company's common stock at the time of such conversion(s)).

         The Board of Directors believes the increase in the authorized number of shares of common stock is in the best interests of the Company in order to have them available for, among other things, possible issuances in connection with future acquisitions or financing activities. In addition, it is necessary to authorize such shares to have them available for issuance upon: (i) the conversion of the Company's Series C 7% Convertible Preferred Stock; (ii) the exercise of the issued and outstanding warrants; and (iii) the exercise of the issued and outstanding options. In addition, the additional shares of common stock would be available for any proper corporate purpose including, without limitation, the issuance in private or public sales as a means of raising working capital, as consideration to be paid by the Company for the acquisition of other businesses and properties, the issuance of stock splits or dividends and the implementation of employee benefit plans.

         The additional shares of common stock that would be available for issuance if the proposed amendment is approved, could be issued for any proper corporate purpose by the Board of Directors at any time without further shareholder approval, subject to applicable law and to the rules of the Nasdaq Stock Market, Inc. ("Nasdaq") that apply to the Company as a result of the quotation of the common stock on the Nasdaq SmallCap Market so long as the common stock is so quoted. Except as described above, further authorization from the Company's shareholders will not be solicited prior to the issuance of common stock. The voting and equity ownership rights of the Company's shareholders may be diluted by such issuances. Shareholders will not have preemptive rights to subscribe for shares of common stock, unless the Company grants such rights at the time of issue. Other than described above, the Company currently has no plans or proposals to issue any of the additional shares of common stock.

         The Board of Directors is required to make any determination to issue shares of common stock based on its judgment as to the best interests of the Company. Although the Board of Directors has no present intention of doing so, other than with respect to the issuance of common stock upon the conversion of the Series C 7% Convertible Preferred Stock, the exercise of outstanding warrants, and the exercise of outstanding options, it could issue shares of common stock (within the limits imposed by applicable laws and the Nasdaq rules as described above) that could, depending on the circumstances, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. When in the judgment of the Board of Directors such use would be in the best interest of the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. The issuance of new shares of common stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the Company. Any such issuance could also have the effect of diluting the earnings per share, book value per share and/or voting power of the common stock.

                            Shareholder Vote Required

         The ratification of the proposal to amend the Company's Articles of Organization to increase the authorized number of shares of the Company's common stock from 15,000,000 to 30,000,000 shares will require the affirmative vote of 2/3 of the shares of common stock in person or represented by proxy at the Meeting and entitled to vote on the amendment to the Company's Articles of Organization. If 2/3 of the shares of common stock present in person or represented by proxy at the Meeting vote in favor of amending the Company's Articles of Organization to increase the authorized number of shares of the Company's common stock from 15,000,000 to 30,000,000 shares, the Company will file with the Minister of Consumer and Business Services for the Province of Ontario articles of amendment to effect such increase in the authorized shares of the Company's common stock. THE TEXT OF SUCH RESOLUTION IS ATTACHED HERETO
AS EXHIBIT B.


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF ORGANIZATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK FROM 15,000,000 TO 30,000,000 SHARES.

                                 PROPOSAL NO. 6

TO VOTE UPON THE RATIFICATION OF THE ISSUANCE OF MORE THAN 2,712,979 SHARES OF THE COMPANY'S COMMON STOCK, IF NECESSARY, UPON: (I) THE CONVERSION OF THE COMPANY"S SERIES C 7% CONVERTIBLE PREFERRED STOCK: AND (II) THE EXERCISE OF WARRANTS, WHICH REPRESENTS AN ISSUANCE OF MORE THAN 20% OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK AS OF APRIL 24, 2001, THE CLOSING DATE OF THE COMPANY'S APRIL 2001 PRIVATE PLACEMENT OFFERING, AND THEREFORE REQUIRES SHAREHOLDER APPROVAL UNDER RULE 4460 OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

         Rule 4460 of the National Association of Securities Dealers, Inc. ("NASD") requires the Company to obtain shareholder approval for the issuance of securities involving the sale of 20% or more of its common stock at less than fair market value. Nasdaq may de-list the securities of any issuer that fails to obtain such shareholder approval before the issuance of such securities. However, the corporate law of the Province of Ontario, the law under which the Company is incorporated, does not require any such shareholder approval. Upon the conversion of the Company's Series C 7% Convertible Preferred Stock and the exercise of warrants, both of which were issued on the Company's April 2001 private placement offering, the Company may issue more than 20% of its issued and outstanding shares of common stock as of April 24, 2001, the closing date of the Company's April 2001 private placement offering.

         The Company has continued to expand its operations through the United States and Canada, through among other things, its acquisitions of Object Arts Inc., Micro Tech Professionals, Inc. and TidalBeach Inc., and intends to continue to develop an expanded network of offices to provide its services throughout North America. As part of such expansion, it is necessary for the Company to hire additional personnel and contractors.

         In an effort to fully support the Company's expansion strategy and its current working capital needs, the Company, through an April 2001 private placement offering, issued: (i) 1,105 shares of its Series C 7% Convertible Preferred Stock; and (ii) warrants to purchase an aggregate of 663,484 shares of the Company's common stock, exercisable at any time and in any amount until April 18, 2005 at a purchase price of $.5445 per share, in consideration of gross proceeds of $1,000,000. For a detailed description of the Company's Series C 7% Convertible Preferred Stock and warrants issued in the April 2001 private placement offering, please see the section entitled "DESCRIPTION OF SECURITIES"

         Please note that: (i) the conversion, or the potential conversion of the Series C 7% Convertible Preferred Stock at a discount to the then prevailing market price of the common stock; (ii) the exercise of the warrants; and (iii) the immediate resale of the shares of common stock acquired upon conversion and/or upon exercise, into the public market may depress the market price of the Company's common stock and will have a dilutive impact on the Company's shareholders.

                            Shareholder Vote Required

         The ratification of the issuance of more than 2,712,979 shares of the Company's common stock, if necessary, upon: (i) the conversion of the Company's Series C 7% Convertible Preferred Stock; and (ii) the exercise of warrants, will require the affirmative vote of a majority of the shares of common stock in person or represented by proxy at the Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF ISSUANCE OF MORE THAN 2,712,979 SHARES OF THE COMPANY'S COMMON STOCK, IF NECESSARY, UPON:
(I) THE CONVERSION OF THE COMPANY'S SERIES C 7% CONVERTIBLE PREFERRED STOCK; AND
(II) THE EXERCISE OF WARRANTS.

                                 PROPOSAL NO. 7

         TO VOTE UPON THE RATIFICATION OF THE ISSUANCE OF MORE THAN 2,760,979 SHARES OF THE COMPANY'S COMMON STOCK, IF NECESSARY, UPON THE ISSUANCE OF THE COMPANY'S COMMON STOCK AND/OR WARRANTS PURSUANT TO A CONTEMPLATED EQUITY LINE OF CREDIT, WHICH SHARES AND/OR WARRANTS WILL BE ISSUED AT A DISCOUNT OF UP TO 20% TO THE THEN PREVAILING MARKET PRICE OF THE COMPANY'S COMMON STOCK, WHICH REPRESENTS AN ISSUANCE OF MORE THAN 20% OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK AS OF MAY 11, 2001, AND THEREFORE REQUIRES SHAREHOLDER APPROVAL UNDER RULE 4460 OF THE NASD.

         Rule 4460 of the NASD requires the Company to obtain shareholder approval for the issuance of securities involving the sale of 20% or more of its common stock at less than fair market value. Nasdaq may de-list the securities of any issuer that fails to obtain such shareholder approval before the issuance of such securities. However, the corporate law of the Province of Ontario, the law under which the Company is incorporated, does not require any such shareholder approval.

         The Company is contemplating obtaining an equity line of credit pursuant to which the Company would be required to issue shares of its common stock and/or warrants, from time to time, at a discount of up to 20% to the then prevailing market price of its common stock, in consideration for gross proceeds of up to $10,000,000. Upon the issuance of such shares of common stock and/or the conversion of such warrants, the Company may be required to issue more than 20% of its issued and outstanding shares of common stock.

         The Company is currently reviewing several proposals from investor groups offering to provide the Company with an equity line of credit.

         The Board of Directors believes that obtaining an equity line of credit is in the best interests of the Company in order to assist the Company in meeting its current working capital needs and improving its current and liquidity ratios. The Company's current working capital requirements consist primarily of the financing of accounts receivable and debt repayment.

         In the event the Company obtains an equity line of credit, it is currently contemplated that such funds will be used for, among other things, the following purposes:

         - To repay approximately $460,000 to the Business Development Bank of Canada pursuant to 6 outstanding loans;
         - To repay approximately $1,230,000 to Roger W. Walters pursuant to notes payable owed by the Company in connection with its acquisition of Cad Cam, Inc.;
         - To repay approximately $1,930,000 to Denise Dunne-Fushi pursuant to notes payable owed by the Company in connection with its acquisition of Micro Tech Professionals Inc.;
         - To redeem the outstanding shares of Series C 7% Convertible Preferred Stock;
         -   To repay approximately $375,000 pursuant to a loan with Bank One;
         - To implement a marketing plan with respect to the Company's software; and
         -   To hire additional sales personnel.

         Please note that although currently, the intended uses of any funds obtained through the contemplated equity line of credit will be for those items discussed above, if circumstances require the application of those funds for other matters relating to the Company's business not contemplated here, those uses could be made.

         In addition, please note that the issuance of shares of common stock and/or warrants pursuant to an equity line of credit at a discount to the then prevailing market price of the common stock and the immediate resale of the shares of common stock issued pursuant thereto into the public market may depress the market price of the Company's common stock and will have a dilutive impact on the Company's shareholders.

                            Shareholder Vote Required

         The ratification of the issuance of more than 2,760,979 shares of the Company's common stock, if necessary, upon the issuance of the Company's common stock and/or warrants pursuant to a contemplated equity line of credit, which shares and/or warrants will be issued at a discount of up to 20% to the then prevailing market price of the Company's common stock, will require the affirmative vote of a majority of the shares of common stock in person or represented by proxy at the Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF THE ISSUANCE OF MORE THAN 2,706,979 SHARES OF THE COMPANY'S COMMON STOCK, IF NECESSARY, UPON THE ISSUANCE OF THE COMPANY'S COMMON STOCK AND/OR WARRANTS PURSUANT TO A CONTEMPLATED EQUITY LINE OF CREDIT, WHICH SHARES AND/OR WARRANTS WILL BE ISSUED AT A DISCOUNT OF UP TO 20% TO THE THEN PREVAILING MARKET PRICE OF THE COMPANY'S COMMON STOCK.

                             SECTION 16(a) REPORTING

         Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding 10% or more of the Company's common stock must report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 2000, the Company believes all reports required to be filed under Section 16(a) were filed on a timely basis.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting, which will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by 1 or more shareholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy with his or her or its best judgement.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              SHAREHOLDER PROPOSALS

         In order to be included in the proxy materials for the Company's next Annual Meeting of shareholders, shareholder proposals must be received by the Company on or before February 5, 2002.

                                  FORM 10-KSB

         A copy of the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000, including any amendments thereto, as filed with the Securities and Exchange Commission are available to shareholders free of charge by writing to:

                     Thinkpath.com Inc.
                     55 University Avenue, Suite 505
                     Toronto, Ontario M5J 2H7
                     Attention: Corporate Secretary

                              FINANCIAL STATEMENTS

         The Company's audited consolidated financial statements for the fiscal year ended December 31, 2000 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in the Company's Form 10-KSB and are incorporated by herein by reference.

         By order of the Board of Directors, May 21, 2001
         /s/ Declan A. French
         Chairman of the Board of Directors

                                                                       EXHIBIT A

                               THINKPATH.COM INC.

                             2001 STOCK OPTION PLAN

I.       Purpose of the Plan

         The THINKPATH.COM INC. 2001 STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees of THINKPATH.COM INC., an Ontario corporation (the "Company"), and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain service providers ("Optionees") the option ("Option") to purchase common shares of the Company ("Shares"), as hereinafter set forth.

         Options granted under the Plan may be either incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), or options which do not constitute Incentive Stock Options.

II.      Administration

         (a) The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the United States Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

         (b) The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

         (c) The provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of Ontario

III.     Option Agreements

         (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or Shares or a combination of cash and Shares equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided that, except as provided in subparagraph VIII(c) hereof, the Committee shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) having a fair market value equal to such option price.

         (b) For all purposes under the Plan, the fair market value of a Share on a particular date shall be equal to the mean of the high and low sales prices of the Shares (i) reported by the SmallCap Market of NASDAQ on that date or (ii) if the Shares are listed or quoted on a national stock exchange or quotation system, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Shares are so reported. If the Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Shares on the most recent date on which the Shares were publicly traded. In the event the Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (c) Each Option and all rights granted thereunder shall not be transferable and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

         (d) The Committee shall have the discretion to determine a vesting schedule for any Option granted under the Plan. Unless otherwise determined by the Committee, Options granted under the Plan shall vest at a rate of 1/3 per year over three years and be exercisable prior to the day following the first anniversary of the date on which the Options concerned are granted.

         (e) The expiry date of an Option (the "Expiry Date") shall be the earlier of the date fixed by the Committee, as set forth in the individual Option Agreement, and the date established, if applicable, in clauses (i) to
(iii) below, provided that such date shall not be later than the tenth anniversary of the date on which the Option is granted.

         (i) If an Optionee ceases affiliation with the Company or an affiliate by reason of death, permanent disability or retirement at or after age 65, the Expiry Date shall be the first anniversary of the occurrence.

         (ii) If an Optionee ceases affiliation with the Company or an affiliate for any other reason (other than termination of his or her employment or other service for cause), the Expiry Date shall be the date that is 90 days following the occurrence.

         (iii) If an Optionee ceases affiliation with the Company or an affiliate upon the termination of his or her employment or other service for cause, then the Expiry Date shall be the date on which the Company or its affiliate gives notice to the Optionee of his or her termination.

IV.      Eligibility of Optionee

         (a) Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are directors (but not also employees) of the Company or any such parent or subsidiary corporation. Subject to required regulatory approvals, Options may also be granted to consultants, advisors and similar parties who provide their skills and expertise to the Company or its affiliates. Options may be granted to the same individual on more than one occasion.

         (b) No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds US$100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

         (c) The aggregate number of Shares reserved for issuance pursuant to Options granted to any one Optionee shall not exceed 5% of the number of Shares outstanding (on a non-diluted basis) at the time of such grant.

V.       Shares Subject to the Plan

         (a) The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 1,000,000 Shares. Such shares may consist of authorized but unissued Shares or previously issued Shares reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3 and applicable Canadian securities legislation.

         (b) The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to Shares subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate share certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

VI.      Option Price

         The purchase price of Shares issued under each Option shall be determined by the Committee, but in no case shall such purchase price be less than the fair market value of the Shares subject to the Option on the date the Option is granted.

VII.     Term of Plan

         The Plan, shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan or in any Option Agreement, no Option shall be exercisable prior to such shareholder approval. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

VIII.    Recapitalization or Reorganization

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are Shares as presently constituted, but, if and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure ( a "recapitalization"), the number and class of Shares covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of Shares then covered by such Option. If:

         (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity);

         (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity;

         (iii)  the Company is to be dissolved and liquidated;

         (iv)   any person or entity, including a "group" as contemplated by
                Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or

         (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change");

no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual
Optionee:

         (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate;

         (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares;

         (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding); or

         (4) provide that the number and class of shares covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets, and dissolution, the Optionee had been the holder of record of the number of Shares then covered by such Option.

         (d) For the purposes of clause (2) in subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:

         (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction;

         (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place; or

         (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.

In the event that the consideration offered to shareholders of the Company in any transaction described in this subparagraph (d) or in subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         (e) Any adjustment provided for in subparagraphs (b) or (c) above shall be subject to any required shareholder action.

         (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options theretofore granted or the purchase price per share.

IX.      Amendment or Termination of the Plan

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, provided that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee, and provided further that the Board may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan or change the class of individuals eligible to receive Options under the Plan without the approval of the shareholders of the Company.

X.       Securities Laws

         (a) The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of the Company's securities and to the listing requirements of any stock exchange or market on which the Shares may then be listed or quoted. The Company shall not be obligated to issue any Shares pursuant to any Option granted under the Plan at any time when the offering of the Shares covered by such Option has not been registered under the United States Securities Act of 1933 or otherwise qualified for distribution under such other U.S. state and federal and Canadian provincial laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from applicable prospectus and registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

         (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

         Additional Plan Provisions, if required:

                  In addition, until such time as the Plan has been approved by a majority of the votes cast at a meeting of shareholders (other than votes attaching to securities beneficially owned by (A) an insider (within the meaning of the Securities Act (Ontario)) of the Company, other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company, and (B) an associate (within the meaning of the Securities Act (Ontario)) of any person who is an insider by virtue of (A) above (such persons herein referred to as "Insiders"):

         (i) the number of Shares reserved for issuance pursuant to Options granted to Insiders shall not exceed 10% of the number of Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance under any other stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more service providers, including a share purchase from treasury that is financially assisted by the Company by way of loan, guarantee or otherwise (a "Share Compensation Arrangement") over the preceding one-year period;

         (ii) the issuance to any one Insider and such Insider's Associates, within a one-year period, of Shares on the exercise of Options may not exceed 5% of the number of Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance under any other Share Compensation Arrangement over the preceding one-year period; and

         (iii) the issuance to all Insiders, within a one-year period, of Shares on the exercise of Options, may not exceed 10% of the number of Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Shares reserved for issuance under any other Share Compensation Arrangement over the preceding one-year period.

                                                                       EXHIBIT B

                     SPECIAL RESOLUTION OF THE SHAREHOLDERS

                                       OF

                               THINKPATH.COM INC.
                               (the "Corporation")

RESOLVED THAT

                  RECITALS:

A. The Articles of the Corporation be amended as follows:

         1. to provide that the name of the Corporation be changed from Thinkpath.com Inc. to Thinkpath Inc.; and

         2. to change the authorized share capital of the Corporation by increasing the number of common shares that the Corporation is authorized to issue from 15,000,000 to 30,000,000

B. any one officer or director of the Corporation is hereby authorized and directed on behalf of the Corporation to deliver Articles of Amendment, in duplicate, to the Director under the Business Corporations Act and to sign and execute all documents and to do all things necessary or advisable in connection with the foregoing; and

C. the board of directors of the Corporation is hereby authorized to revoke this special resolution without further approval of the shareholders of the Corporation at any time prior to the endorsement by the Director under the Business Corporations Act, of a certificate of amendment of articles in respect of the amendments referred to above.

                                                                       EXHIBIT C

GENERAL PROXY - ANNUAL MEETING OF SHAREHOLDERS OF THINKPATH.COM INC.

         The undersigned hereby appoints Declan A. French, with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Thinkpath.com Inc. (the "Company"), to be held at the principal executive offices of the Company located at 55 University Avenue, Suite 505, Toronto, Ontario, on June 6, 2001 at 10:00 A.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated May 21, 2001 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of ThinkPath.com Inc.'s Board of Directors.

1.       To elect 7 directors to hold office for the term of 1 year:

         Declan A. French, Kelly Hankinson, John Dunne, Arthur S. Marcus, Ronan McGrath, Joel Schoenfeld, Robert Escobio

                     _____ FOR ALL NOMINESS      _____WITHHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual director nominee, strike that director nominee's name in the list provided above.




2. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year:

                     _____ FOR             _____AGAINST      _____ABSTAIN

3.       To adopt the Company's 2001 Stock Option Plan:

                     _____ FOR             _____AGAINST      _____ABSTAIN

4. To vote upon the proposal to change the corporate name of the Company from Thinkpath.com Inc. to Thinkpath Inc.:

                     _____ FOR             _____AGAINST      _____ABSTAIN

5. To vote upon the proposal to amend the Company's Articles of Organization to increase the authorized number of shares of the Company's common stock from 15,000,000 to 30,000,000 shares.

                     _____ FOR             _____AGAINST      _____ABSTAIN

6. To ratify the issuance of more than 2,712,979 shares of the Company's common stock, if necessary, upon: (i) the conversion of the Company's Series C 7% Convertible Preferred Stock; and (ii) the exercise of warrants.

                     _____ FOR             _____AGAINST      _____ABSTAIN

7. To ratify the issuance of more than 2,760,979 shares of the Company's common stock, if necessary, upon the issuance of shares of the Company's common stock and/or warrants pursuant to a contemplated equity line of credit.

                     _____ FOR             _____AGAINST      _____ABSTAIN


8. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, and 7.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.


                                            Date:________________________ , 2001



                                            (Print name of Shareholder)


                                            (Print name of Shareholder)


                                            Signature


                                            Signature


                                            Number of Shares


Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign.